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Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Steven G. Osgood

Chief Financial Officer

(941) 308-3599

Global Signal Announces Quarterly Common Stock Dividend

of $0.525 Per Share for the Third Quarter

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Sarasota, Florida. September 14, 2006 -- Global Signal Inc. (NYSE: GSL) announced today that its Board of Directors has declared a quarterly cash dividend on its common stock of $0.525 per share for the quarter ending September 30, 2006. The $0.525 per share dividend is payable on October 19, 2006 to holders of record of Global Signal's common stock on October 5, 2006.

Global Signal owns, leases or manages approximately 11,000 towers and other wireless communications sites. Global Signal is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. For more information regarding Global Signal and to be added to our e-mail distribution list, please visit www.gsignal.com.